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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: January 8, 2004
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


         New York                    1-2360                   13-0871985
(State of Incorporation)     (Commission File Number)        (IRS employer
                                                            Identification No.)


                 ARMONK, NEW YORK                                 10504
     (Address of principal executive offices)                  (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)
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Item 5.  Other Events

The registrant's press release dated January 8, 2004, about receipt of an SEC "Wells Notice" regarding Dollar General Corporation, is Attachment I of this Form 8-K.


IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 8, 2004


                                   By: /s/  Andrew Bonzani
                                       ----------------------------
                                           (Andrew Bonzani)
                                         Assistant Secretary &
                                       Associate General Counsel



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ATTACHMENT I

IBM Reports Receipt of SEC "Wells Notice" Regarding Dollar General

ARMONK, N.Y. -- January 8, 2004 -- IBM today announced that it has received a "Wells Notice" from the staff of the U.S. Securities and Exchange Commission
(SEC) in connection with the SEC's investigation of a customer of IBM's Retail Stores Solutions unit, which sells point-of-sale products. IBM disclosed the existence of this investigation on June 2, 2003. The IBM customer that is the subject of this investigation is Dollar General Corporation. It is IBM's understanding that an IBM employee in its Sales and Distribution unit has also received a Wells Notice from the SEC in connection with this matter.

The Wells Notice notifies IBM that the SEC staff is considering recommending that the SEC bring a civil action against IBM for possible violations of the U.S. securities laws relating to Dollar General's accounting for a specific transaction, by participating in and aiding and abetting Dollar General's misstatement of its 2000 results. In that transaction, IBM paid Dollar General $11M for certain used equipment as part of a sale of IBM replacement equipment in Dollar General's 2000 fourth fiscal quarter.

Under the SEC's procedures, IBM has the opportunity to respond to the SEC staff before the staff makes a formal recommendation regarding whether any action should be brought against IBM by the SEC.

IBM continues to cooperate fully with the investigation relating to Dollar General and the separate SEC investigation relating to the recognition of revenue by IBM in 2000 and 2001 primarily concerning certain types of customer transactions, which is not the subject of this Wells Notice.